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                                                                  Exhibits 5(a)
                                                                      and 23(a)



January 24, 2003


Constellation Energy Group, Inc.,
750 E. Pratt Street,
Baltimore, Maryland 21202.

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of $2,000,000,000 aggregate amount of: unsecured debt securities; convertible debt securities; preferred stock; common stock, without par value; warrants; stock purchase contracts and units (the unsecured debt securities, convertible debt securities, the warrants, the stock purchase contracts and the units, collectively, referred to herein as the "Securities") of Constellation Energy Group, Inc., a Maryland corporation (the "Corporation"), I, as Senior Counsel to the Corporation, have examined such corporate records, certificates and other documents and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, I advise you that, in my opinion:

     (1) Debt Securities. The indenture relating to the unsecured debt securities and convertible debt securities, dated as of March 24, 1999 (the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Trustee"), and the first supplemental


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Constellation Energy Group, Inc.                                            -2-




indenture between the Corporation and the Trustee, dated as of January 24, 2003 (the "First Supplemental Indenture"), to the Indenture relating to the unsecured debt securities and convertible debt securities have been duly authorized, executed and delivered by the Corporation and constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. When (1) the Registration Statement has become effective under the Act, (2) the terms of both (i) the unsecured debt securities and convertible debt securities to be issued under the Indenture and the First Supplemental Indenture and (ii) their issuance and sale have been duly established by all necessary corporate action in conformity with the Indenture and First Supplemental Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (3) the unsecured debt securities and the convertible debt securities have been duly authorized, executed and authenticated in accordance with the Indenture and First Supplemental Indenture, and (4) the debt securities and convertible debt securities have been issued and sold as contemplated in the Registration Statement, then the unsecured debt securities and convertible debt securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The unsecured debt securities and convertible debt securities covered by the opinion in this paragraph include any unsecured debt securities and convertible debt securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

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Constellation Energy Group, Inc.                                            -3-




     (2) Preferred Stock. When (1) the Registration Statement has become effective under the Act, (2) the terms of the preferred stock and of its issuance and sale have been duly established by all necessary corporate action in conformity with the Corporation's charter so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (3) appropriate articles supplementary with respect to the preferred stock to be issued and sold has been duly filed with the State Department of Assessments and Taxation of Maryland and (4) the preferred stock has been duly authorized, issued and sold as contemplated by the Registration Statement, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be issued upon exercise or otherwise pursuant to the terms of any other securities.

     (3) Common Stock. When (1) the Registration Statement has become effective under the Act, (2) the terms of the sale of the common stock have been duly established by all necessary corporate action in conformity with the Corporation's charter so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (3) the common stock has been duly authorized, issued and sold as contemplated by the Registration Statement, the common stock will be validly issued, fully paid and non-assessable. The common stock covered in the opinion in this paragraph includes any common stock that may be issued upon exercise or otherwise pursuant to the terms of any other securities.

     (4) Warrants. When (1) the Registration Statement has become effective under the Act, (2) the terms of the warrant agreement under which the warrants are to be issued have been duly established, (3) the warrant agreement has been duly authorized, executed and delivered,



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Constellation Energy Group, Inc.                                          -4-




(4) the terms of such warrants and of their issuance and sale have been duly established by all necessary corporate action in conformity with the warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (5) such warrants have been duly authorized, executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, then such warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued pursuant to the terms of any other Securities.

     (5) Stock Purchase Contracts. When (1) the Registration Statement has become effective under the Act, (2) the terms of the stock purchase contract agreement under which the stock purchase contracts are to be issued have been duly established, (3) the stock purchase contract agreement has been duly authorized, executed and delivered, (4) the terms of the stock purchase contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the stock purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (5) the stock purchase contracts have been duly authorized, executed and authenticated in accordance with the stock purchase contract agreement and issued and sold as contemplated in the Registration Statement, then the stock purchase contracts will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium



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Constellation Energy Group, Inc.                                            -5-




and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued pursuant to the terms of any other Securities.

     (6) Units. When (1) the Registration Statement has become effective under the Act, (2) the terms of the unit agreement under which the units are to be issued have been duly established, (3) the unit agreement has been duly authorized, executed and delivered, (4) the terms of the units and of their issuance and sale have been duly established by all necessary corporate action in conformity with the unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and
(5) the units have been duly authorized, executed and authenticated in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, then the units will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

     I note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders judgment. In the case of a Security



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Constellation Energy Group, Inc.                                            -6-



denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of New York law, I have relied solely upon the opinion, dated the date hereof, of Sullivan & Cromwell LLP, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell LLP.

     Also, I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by me to be responsible and I have assumed that the Indenture and First Supplemental Indenture have been duly authorized, executed and delivered by the Trustee and that all signatures on the Indenture and First Supplemental Indenture are genuine, assumptions which I have not independently verified.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading "Validity of Securities" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                        Very truly yours,

                                                        /s/Donna M. Levy